UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

The Meet Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

MeetMe, Inc.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Closing of the Merger with Ifwe Inc.

On April 3, 2017 (the “Closing Date”), The Meet Group, Inc., formerly known as MeetMe, Inc. (the “Company”), completed its previously announced acquisition of Ifwe Inc. (“Ifwe”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated March 3, 2017 by and among the Company, Two Sub One, Inc. (“Merger Sub”), Ifwe and Shareholder Representative Services LLC, solely in its capacity as the Shareholders’ Representative.

On the Closing Date, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Ifwe (the “Merger”), with Ifwe surviving the Merger as a wholly owned subsidiary of the Company (the “Effective Time”).

At the Effective Time, outstanding shares of Ifwe capital stock, options to purchase Ifwe capital stock (“Ifwe Options”), restricted stock units and warrants were cancelled, and all outstanding shares of Ifwe capital stock, all vested Ifwe Options with an exercise price less than the per share merger consideration, all vested restricted share units and all warrants with an exercise price less than the per share merger consideration were exchanged for an aggregate of $60 million in cash, as adjusted and subject to the reduction of certain expenses set forth in the Merger Agreement (the “Merger Consideration”).  A portion of the Merger Consideration is being held in escrow to secure the indemnification obligations of Ifwe security holders.

The description of the Merger Agreement contained in the Company’s Current Report on Form 8-K filed March 6, 2017 (the “March 6th 8-K”) is incorporated herein by reference. The summary description of the Merger Agreement contained in the March 6th 8-K does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the March 6th 8-K and is incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2017, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a change of the Company’s name from “MeetMe, Inc.” to “The Meet Group, Inc.,” effective as of April 3, 2017 (the “Name Change”). The Certificate of Amendment effecting the Name Change is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. Concurrent with the Name Change, the Company also amended and restated its Amended and Restated Bylaws, with the only change being the substitution of “The Meet Group, Inc.” for “MeetMe, Inc.”. The Company’s Amended and Restated Bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

The Company issued a press release, dated April 3, 2017, announcing, among other things, the completion of its acquisition of Ifwe and the Name Change, a copy of which is furnished herewith and incorporated by reference into this “Item 7.01. Regulation FD Disclosure.”

The information furnished pursuant to Item 7.01 of this Current Report shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01     Other Events.

On April 3, 2017, in connection with the Merger, the Company funded a $15 million term loan facility pursuant to a previously disclosed credit agreement, dated as of March 3, 2017, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). The Credit Agreement also provides for a $15 million revolving credit facility.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of business acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K for the transaction described in Item 2.01 above has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K for the transaction described in Item 2.01 above has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)      Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of March 3, 2017, by and among the MeetMe, Inc., Two Sub One, Inc., Ifwe Inc. and Shareholder Representative Services LLC (Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed March 6, 2017 and incorporated by reference herein)

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MeetMe, Inc., effective April 3, 2017

3.2	Amended and Restated Bylaws of The Meet Group, Inc., effective April 3, 2017

99.1	The Meet Group, Inc. press release, dated April 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date: April 3, 2017	By: /s/ Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of March 3, 2017, by and among the MeetMe, Inc., Two Sub One, Inc., Ifwe Inc. and Shareholder Representative Services LLC (Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed March 6, 2017 and incorporated by reference herein)

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MeetMe, Inc., effective April 3, 2017

3.2	Amended and Restated Bylaws of The Meet Group, Inc., effective April 3, 2017

99.1	The Meet Group, Inc. press release, dated April 3, 2017